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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued:

         o our report dated February 26, 2004 on the financial statements of Atlas America Public #12-2003 Limited Partnership contained in the Annual Report on Form 10-KSB for the year ended December 31, 2003; and

         o our report dated July 21, 2003, on the balance sheet of Atlas America Public #12-2003 Limited Partnership as of July 21, 2003, and our report dated November 22, 2002 on the consolidated financial statements of Atlas Resources, Inc. as of September 30, 2002 and 2001, both of which reports are contained in the Registration Statement on Form S-1, No. 333-105811 for Atlas America Public #12-2003 Program.

We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement on Form 8-A and Prospectus for Atlas America Public #12-2003 Limited Partnership.



/s/ Grant Thornton LLP

Cleveland, Ohio
April 16, 2004